UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
November 8, 2010
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-99.1
EX-99.2
EX-99.3

Item 8.01 Other Information.
On August 25, 2010 and September 28, 2010, Targa Resources Partners LP (the “Partnership”) closed on its previously announced acquisitions of Targa Resources, Inc.’s (“Targa”) interests in its Versado System (“Versado”) and its Venice Operations (“VESCO”), for aggregate consideration of $247.2 million and $175.6 million (collectively the “Acquired Businesses”).
These acquisitions are considered combinations of entities under common control. As a result, the Partnership is providing supplemental consolidated financial statements to include the financial results of the Acquired Businesses for all periods presented. We are providing the following to reflect the supplemental results: Selected Historical Financial and Operating Data, Management’s Discussion and Analysis of Supplemental Financial Condition and Results of Operations, and Supplemental Consolidated Financial Statements of Targa Resources Partners LP for the periods indicated.

Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers on Supplemental Consolidated Financial Statements of Targa Resources Partners LP

99.1	Selected Historical Financial and Operating Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Supplemental Consolidated Financial Statements of Targa Resources Partners LP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
TARGA RESOURCES PARTNERS LP
By: Targa Resources GP LLC,
 its general partner

Dated: November 8, 2010	By:	/s/ John Robert Sparger
John Robert Sparger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers on Supplemental Consolidated Financial Statements of Targa Resources Partners LP

99.1	Selected Historical Financial and Operating Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Supplemental Consolidated Financial Statements of Targa Resources Partners LP